Exhibit 10.5

EXECUTION VERSION

LITIGATION TRUST AGREEMENT

LITIGATION TRUST AGREEMENT, dated as of July 18, 2017 (the “Agreement”), effective as of the Effective Date, among Paragon Offshore Limited, Paragon Offshore plc (in administration), the Administrators (as defined below), and those other Debtor subsidiaries set forth in the signature pages hereto (collectively, the “Paragon Entities”), Drivetrain, LLC, as the Litigation Trust Management, and the Litigation Trust Committee.(1)

RECITALS

WHEREAS, on February 14, 2016, Paragon Offshore plc (in administration); Paragon Offshore Finance Company; Paragon International Finance Company; Paragon Offshore Holdings US Inc.; Paragon Offshore Drilling LLC; Paragon FDR Holdings Ltd.; Paragon Duchess Ltd.; Paragon Offshore (Luxembourg) S.à r.l.; PGN Offshore Drilling (Malaysia) Sdn. Bhd.; Paragon Offshore (Labuan) Pte. Ltd.; Paragon Holding SCS 2 Ltd.; Paragon Asset Company Ltd.; Paragon Holding SCS 1 Ltd.; Paragon Offshore Leasing (Luxembourg) S.à r.l.; Paragon Drilling Services 7 LLC; Paragon Offshore Leasing (Switzerland) GmbH; Paragon Offshore do Brasil Ltda.; Paragon Asset (ME) Ltd.; Paragon Asset (UK) Ltd.; Paragon Offshore International Ltd.; Paragon Offshore (North Sea) Ltd.; Paragon (Middle East) Limited; Paragon Holding NCS 2 S.à r.l.; Paragon Leonard Jones LLC; Paragon Offshore (Nederland) B.V.; and Paragon Offshore Contracting GmbH (each, a “Debtor” and collectively, the “Debtors”) commenced chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, by order of the Bankruptcy Court, the Chapter 11 Cases were jointly administered under Case No. 16-10386 (CSS);

WHEREAS, on May 2, 2017, the Debtors filed with the Bankruptcy Court the Fifth Joint Chapter 11 Plan of Paragon Offshore plc and Its Affiliated Debtors (as confirmed, the “Plan”);

WHEREAS, the Plan was confirmed by order of the Bankruptcy Court dated June 7, 2017 (the “Confirmation Order”);

WHEREAS, the Plan, among other things, provides for the creation of the Litigation Trust and the appointment of a litigation trustee for such trust;

WHEREAS, the primary purpose of the Litigation Trust is the prosecution and liquidation of the Noble Claims and distribution of the proceeds thereof in accordance with the Plan and this Agreement, with no objective to continue or engage in the conduct of a trade or

(1)  Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Plan.

business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Litigation Trust;

WHEREAS, the initial members of the Litigation Trust Committee are those parties identified in Section 9.1(b) hereof;

WHEREAS, the Plan provides for the appointment of the Litigation Trust Management by the Litigation Trust Committee for the purposes set forth in the Plan and herein;

WHEREAS, the Litigation Trust Committee has appointed Drivetrain, LLC to serve as the Litigation Trust Management;

WHEREAS, Drivetrain, LLC has accepted such appointment as the Litigation Trust Management and has agreed to serve in such capacity under the terms and conditions set forth in the Plan and herein.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Paragon Entities, the Litigation Committee and the Litigation Trust Management agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Certain Terms Defined.  As used herein, the following terms have the respective meaning specified below:

“Additional Litigation Funding Loans” shall mean any loans (other than the Litigation Trust Loan) entered into or incurred by the Litigation Trust to fund Litigation Trust Expenses to be senior in right of payment to the Loan Obligations under the Litigation Trust Loan and as described in Section 4.2 hereof.

“Class A Distribution” shall mean a distribution of an amount of the Trust Assets equal to $10 million less the sum of (x) the Loan Obligations used to pay Litigation Trust Expenses and (y) any amount paid by the Debtors to Jones Day in connection with the Chapter 11 Cases, after payment of the Litigation Trust Expenses and any Additional Litigation Funding Loans.

“Class B Distribution” shall mean a distribution of the amount of the Trust Assets remaining after payment of the Litigation Trust Expenses, the Loan Obligations, any amount paid by the Debtors to Jones Day in connection with the Chapter 11 Cases, the Class A Distribution, and any Additional Litigation Funding Loans.

“Exchange Act” shall have the meaning ascribed to such term in Section 3.7 herein.

“Final Determination” shall mean a settlement, compromise, or other agreement with the relevant governmental authority, whether contained in an IRS Form 870 or other comparable form, or otherwise, or such procedurally later event, such as a closing agreement with the relevant governmental authority, an agreement contained in IRS Form 870-AD or other comparable form, an agreement that constitutes a “determination” under section 1313(a)(4) of the Code, or a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant governmental authority that is not subject to appeal or as to which the time for appeal has expired.

“Indemnified Parties” shall mean, individually and collectively, each of the Litigation Trust Management and the Litigation Trust Committee, and their respective, to the extent applicable, companies, affiliates, partners, officers, directors, members, employees, consultants, disbursing agents, or duly designated agents or representatives.

“Investment Company Act” shall have the meaning ascribed to such term in Section 3.7 herein.

“IRS” shall mean the United States Internal Revenue Service.

“Lien” means, with respect to any Person, any interest granted by such Person (or any interest imposed by law) in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Litigation Trust Beneficiaries” shall have the meaning ascribed to such term in Section 3.1 herein.

“Litigation Trust Expenses” shall have the meaning ascribed to such term in Section 4.3 herein.

“Litigation Trust Interests” shall have the meaning ascribed to such term in Section 3.2 herein.

“Litigation Trust Loan” shall have the meaning ascribed to such term in Section 4.1 herein.

“Litigation Trust Termination Date” shall have the meaning ascribed to such term in Section 2.7 herein.

“Loan Obligations” shall mean the drawn amount of the Litigation Trust Loan.

“Permitted Liens” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable or which are being contested, (b) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which the Litigation Trust is a party; and (c) Liens on any deposit accounts in favor of the financial institutions at which such accounts are held in respect of customary fees and expenses or otherwise arising by operation of law.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Register” shall have the meaning ascribed to such term in Section 3.6 herein.

“Revenue Procedure” means Revenue Procedure 94-45, 1994-2 C.B. 684 (July 11, 1994).

“SEC” shall have the meaning ascribed to such term in Section 3.7 herein.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Tax Code” shall mean the Internal Revenue Code of 1986, as amended.

“Term Loan” shall have the meaning ascribed to such term in Section 4.1(a) herein.

“Term Loan Commitment” means $10,000,000 less any amount paid by the Debtors to Jones Day in connection with the Chapter 11 Cases.

“Treasury Regulations” shall mean the Treasury Department Regulations promulgated under the Tax Code.

“Trust Assets” shall mean the Noble Claims and all proceeds thereon, vested in the Litigation Trust free and clear of Liens, charges, Claims, encumbrances, and other interests; provided, however that the Noble Entities shall retain any and all rights and defenses, if any, against the Litigation Trust with respect to the Noble Claims.

Section 1.2                                    Interpretation.  When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

(a)                                 Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(b)                                 The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(c)                                  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(d)                                 Except with respect to the Debtors, a reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(e)                                  A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or reenactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(f)                                   When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(g)                                  Any reference in this Agreement to $ shall mean U.S. dollars.

(h)                                 When the word “party” or “parties” to this Agreement is used, it shall exclude the Administrators.

ARTICLE II

CREATION/TERMINATION OF LITIGATION TRUST

Section 2.1                                    Creation of the Litigation Trust.  Pursuant to the Plan, the Litigation Trust is hereby constituted by the Litigation Trust Beneficiaries and created as a liquidating trust, in accordance with the tax treatment described in Section 5.1 hereof, and in accordance with the Bankruptcy Code, for the primary purposes of prosecuting and liquidating the Noble Claims and distributing the proceeds thereof for the benefit of the Litigation Trust Beneficiaries in accordance with the terms and conditions of this Agreement and the Plan, with no objective to engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, such liquidating purpose.

Section 2.2                                    Appointment and Acceptance of the Litigation Trust Management.  Drivetrain, LLC has been appointed by the Litigation Trust Committee as the Litigation Trust Management, to act and serve as the Litigation Trust Management of the Litigation Trust in accordance with this Agreement and the Plan for the duration of the Litigation Trust, subject to death, resignation or removal.  Drivetrain, LLC hereby accepts the appointment as the Litigation Trust Management of the Litigation Trust, and, in such capacity, agrees to hold the Trust Assets, in trust, in accordance with the terms of this Agreement and to administer the Litigation Trust pursuant to the terms and conditions of this Agreement and the Plan.

Section 2.3                                    Name of the Trust.  The Litigation Trust established pursuant to this Agreement shall bear the name “Paragon Litigation Trust.”  In connection with the exercise of Litigation Trust Management’s powers under this Agreement, the Litigation Trust Management may use this name or such variation thereof as the Litigation Trust Management, in the Litigation Trust Management’s discretion, may determine to be appropriate.

Section 2.4                                    Transfer of Assets to the Trust.  Pursuant to the Plan and the Confirmation Order and subject to the rest of this Section 2.4, as of the Effective Date, in consideration for the benefit of the releases of the Allowed Revolver Claims, Allowed Term Loan Claims, and Allowed Senior Notes Claims pursuant to the Plan, the Debtors hereby unconditionally and irrevocably transfer, assign, and deliver and agree in the future to transfer, assign, and deliver (as applicable) to the Litigation Trust all of their respective rights, title, and interests from time to time in and to (i) the Trust Assets free and clear of all Claims, Liens, encumbrances, charges, and other interests and (ii) all files, instruments, papers, information, and other books and records of the Debtors related to the Trust Assets, in each case to be held by the Litigation Trust, in trust and to be administered for the benefit of holders of Allowed Revolver Claims, Allowed Term Loan Claims, and Allowed Senior Notes Claims.  For the avoidance of doubt, the Noble Entities shall retain any and all rights and defenses, if any, against the Litigation Trust with respect to the Noble Claims.  All representations, warranties and conditions, express or implied, and whether statutory or otherwise, are expressly excluded upon and in relation to the transfer of the Trust Assets.  To the extent any Trust Assets cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Trust Assets shall be deemed to have been retained by the applicable Debtor and the Litigation Trust Management shall be deemed to have been designated as a representative of such Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Trust Assets on behalf of such Debtors; provided, that, the Parties shall continue to use commercially reasonable efforts at the cost and expense of the Litigation Trust to transfer such Trust Assets to the Litigation Trust and in the event that any such Trust Assets cannot be transferred to the Litigation Trust prior to the date which is six (6) months after the Effective Date, the Parties shall cooperate to reach a mutually agreeable, commercially reasonable arrangement designed to provide the Litigation Trust with the benefits of such Trust Assets that would have been obtained had such Trust Assets been transferred to the  Litigation Trust on the Effective Date.  From and after the Effective Date, any Cash, proceeds, or other property received by the Litigation Trust from third parties arising from or related to the prosecution, settlement, or compromise of the Noble Claims shall constitute Trust Assets for purposes of distributions under this Agreement.  Upon the transfer of the Trust Assets to the Litigation Trust hereunder, the Litigation Trust shall succeed to all of the Debtors’ and the Estates’ rights, title, and interests in and to the Trust Assets, and the Debtors, the Estates, and the Paragon Entities (except with respect to the Litigation Trust Loan, including each Term Loan, and any Loan Obligations arising thereunder and any repayment by the Litigation Trust of any amount paid by the Debtors to Jones Day in connection with the Chapter 11 Cases) will have no further interest in or with respect to the Trust Assets or the Litigation Trust, aside from, as applicable, any obligations imposed under Section 10.1 hereof.

Section 2.5                                    Maintenance of Cash.  The Litigation Trust shall only receive and retain Cash, including Cash from the Litigation Trust Loan and any Additional Litigation Funding Loans, not in excess of a reasonable amount to meet claims and contingent liabilities or to maintain the value of the Trust Assets and administer the Litigation Trust; provided, for the avoidance of doubt, that the Litigation Trust shall only request Term Loans to the extent necessary to pay anticipated near term Litigation Trust Expenses.  Any such Cash shall be maintained by the Litigation Trust Management in an account designated for such purposes.

Section 2.6                                    Fiscal Year.  The fiscal year of the Litigation Trust shall be the calendar year.

Section 2.7                                    Termination of Litigation Trust.  The Litigation Trust shall automatically terminate upon the date (the “Litigation Trust Termination Date”) of the final distribution of the Trust Assets to the Litigation Trust Beneficiaries pursuant to the Plan, the Confirmation Order, and this Agreement; provided, however, that the term of the Litigation Trust shall not be unduly prolonged, within the meaning of the Revenue Procedure, by the Litigation Trust Management and, in any event, the Litigation Trust shall be dissolved no later than five (5) years from the Effective Date unless extended as provided herein.  The Litigation Trust Management shall monitor the Litigation Trust Termination Date and will seek appropriate extensions as provided in this Section.  Notwithstanding the foregoing, multiple fixed-term extensions can be obtained so long as Bankruptcy Court approval is obtained (upon a finding that the extension is necessary to the liquidating purpose of the Litigation Trust) within six (6) months before the expiration of the term of the Litigation Trust and each extended term, provided that any further extension would not adversely affect the status of the Litigation Trust as a liquidating trust within the meaning of section 301.7701-4(d) of the Treasury Regulations for federal income tax purposes.  After the termination of the Litigation Trust, the Litigation Trust shall be deemed dissolved for all purposes without the necessity for any other or further actions.  Notwithstanding the foregoing, after the termination of the Litigation Trust, the Litigation Trust Management shall have the powers, authorities, and discretions herein conferred solely for the purpose of winding up the affairs of the Litigation Trust, including to file any final tax returns on behalf of the Litigation Trust.

ARTICLE III

BENEFICIARIES

Section 3.1                                    Litigation Trust Beneficiaries.  Holders of Allowed Revolver Claims, Allowed Term Loan Claims, and Allowed Senior Notes Claim (collectively, the “Litigation Trust Beneficiaries”), as provided for in section 5.7 of the Plan, shall be the beneficiaries of the Litigation Trust.

Section 3.2                                    Interests of Litigation Trust Beneficiaries.  The Litigation Trust Beneficiaries shall be issued undivided beneficial units in the Trust Assets (the “Litigation Trust Interests”).  The Litigation Trust Beneficiaries shall receive notice of their allocation of the Litigation Trust Interests following the Effective Date at such time as the Register is substantially completed.  The Litigation Trust Interests shall be divided into and consist of Class A Litigation Trust Interests and Class B Litigation Trust Interests.  The ownership of a Litigation Trust Interest hereunder shall not entitle any Litigation Trust Beneficiary to any title in or to the Trust Assets or to any right to call for a partition or division of Trust Assets or to require an accounting.

Section 3.3                                    Class A Litigation Trust Interests.  In accordance with the Plan and this Agreement, on, or as soon as practical after, the Effective Date each holder of (i) Allowed Class 3 Claims under the Plan shall receive and hold its Pro Rata share of 50% of the Class A Litigation Trust Interests and (ii) Allowed Class 4 Claims under the Plan shall receive and hold its Pro Rata share of 50% of the Class A Litigation Trust Interests.

Section 3.4                                    Class B Litigation Trust Interests.  In accordance with the Plan and this Agreement, on, or as soon as practical after, the Effective Date each holder of (i) Allowed Class 3 Claims under the Plan shall receive and hold its Pro Rata share of 25% of the Class B Litigation Trust Interests and (ii) Allowed Class 4 Claims under the Plan shall receive and hold its Pro Rata share of 75% of the Class B Litigation Trust Interests.

Section 3.5                                    No Suits by Litigation Trust Beneficiaries.  No Litigation Trust Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding, at law or in equity, against any Person with respect to the Trust Assets; provided, however, that a Litigation Trust Beneficiary shall be permitted to institute in the Bankruptcy Court an action or proceeding, in law or in equity, against the Litigation Trust Management solely with respect to enforcing its right to a distribution under this Agreement upon demonstrating its compliance with its obligations under this Agreement, and the Litigation Trust Management shall have no liability to any Litigation Trust Beneficiary except for acts or omissions arising from gross negligence, intentional misconduct, willful misconduct, or actual fraud.

Section 3.6                                    Recording of Litigation Trust Interests.  On, or as soon as practical after, the Effective Date, the Debtors shall provide the Litigation Trust Management with a schedule of the holders of Allowed Claims who have received the Class A Litigation Trust Interests and the Class B Litigation Trust Interests, which schedule shall include the amount of their respective Litigation Trust Interests and their respective mailing addresses, and thereafter the Litigation Trust Management or a duly authorized agent of the Litigation Trust Management shall record all ownership and transfers of Litigation Trust Interests in a register (the “Register”) maintained by the Litigation Trust Management (or a duly authorized agent of the Litigation Trust Management) for such purpose.  When the Debtors provide the Register to the Litigation Trust Management, they shall also provide the Litigation Trust Management with all the tax forms of the Litigation Trust Beneficiaries that the Debtors have gathered to create the Register.

Section 3.7                                    Securities Law Registration.  It is intended that the Litigation Trust Interests shall not constitute “securities”.  To the extent the Litigation Trust Interests are deemed to be “securities,” the issuance of Litigation Trust Interests to any Litigation Trust Beneficiaries under the Plan shall be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state and local laws requiring registration of securities.  If the Litigation Trust Management determines, with the advice of counsel, that the Litigation Trust is required to comply with registration and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Investment Company Act of 1940, as amended (the “Investment Company Act”), then the Litigation Trust Management shall take any and all actions to comply with such registration and reporting requirements, if any, and file periodic reports with the Securities and Exchange Commission (the “SEC”).  Notwithstanding the foregoing procedure, nothing herein shall be deemed to preclude the Litigation Trust Committee from amending this Litigation Trust Agreement to make such changes as are deemed necessary or appropriate by the Litigation Trust Committee, with the advice of counsel, to ensure that the Litigation Trust is not subject to the registration or reporting requirements of the Exchange Act or the Investment Company Act.

Section 3.8                                    Transferability of Litigation Trust Interests.  The Litigation Trust Interests shall be freely negotiable and transferable to the extent as limited provided herein and the provisions of applicable securities laws. Any proposed transferee of Litigation Trust Interests must complete and deliver to the Litigation Trust Management a transfer notice in the form attached hereto as Exhibit A.  Transfers of Litigation Trust Interests shall be recorded on the Register in accordance with such practices and procedures as shall be prescribed by the Litigation Trust Management under the supervision of the Litigation Trust Committee, provided that the Litigation Trust Management need not reflect any transfer and will give notice to such holder, and proposed transferee, that no transfer has been recognized in the event the Litigation Trust Management reasonably believes that such transfer (i) would constitute a violation of applicable laws or (ii) would cause the Litigation Trust to be required to register Litigation Trust Interests under, and/or to become subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act; provided, however, that clause (ii) above shall not be a basis for denying a transfer in the event that (A) the majority of the Litigation Trust Committee determines that the Litigation Trust shall register the Litigation Trust Interests under Sections 13 or 15(d) of the Exchange Act and (B) the Litigation Trust becomes subject to, and complies with, Sections 13 and/or 15 of the Exchange Act, accordingly. The Litigation Trust Management may request from any proposed transferor any information or any representations regarding the transfer which it reasonably deems necessary in order to determine (1) whether the transfer would constitute a violation of applicable laws and/or, as applicable, (2) whether the Litigation Trust might, immediately after such transfer, become required to so register Litigation Trust Interests under, and/or become subject to the such reporting requirements of, the Exchange Act.  Without limiting the foregoing, the Litigation Trust Interests may not be sold, assigned, or otherwise transferred in any respect to Noble Corporation plc or any of its affiliates, successors, designees, or any entity or person acting on behalf thereof.

Section 3.9                                    Notice of Change of Address; Undeliverable Property.  Each Litigation Trust Beneficiary shall be responsible for providing the Litigation Trust Management with written notice of any change in address.  The Litigation Trust Management is not obligated to make any effort to determine the correct address of a Litigation Trust Beneficiary.

(a)                                 Subject to Bankruptcy Rule 9010, all distributions under the Plan and this Agreement shall be made to the holders of Litigation Trust Interests at the address of such holder as listed on the Register, unless the Litigation Trust Management has been notified in writing of a change of address.  In the event that any distribution to any such holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Litigation Trust Management has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter, such distribution shall be made to such holder without interest.  Undeliverable distributions shall remain in the possession of the Litigation Trust until the earlier of (i) such time as the relevant distribution becomes deliverable and (ii) the time period specified in subsection (b) hereof.

(b)                                 Subject to any extensions as determined by the Litigation Trust Management, all distributions made pursuant to this Agreement that are unclaimed for a period of ninety (90) days after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Litigation Trust and distributed to the other Litigation Trust Beneficiaries.  The Litigation Trust Management shall have no further obligation to make any distribution to the holder of such Litigation Trust Interest; provided, however, that the holder of such Litigation Trust Interest may receive future distributions by contacting the Litigation Trust Management at some point prior to the final distribution from the Litigation Trust.

Section 3.10                             No Fractional Litigation Trust Interests.  No fractional Litigation Trust Interests shall be recorded.  When any apportionment of Litigation Trust Interests would otherwise result in a number of Litigation Trust Interests that is not a whole number, the Litigation Trust Interests subject to such recording shall be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than 1/2 shall be rounded to the next higher whole number and (b) fractions less than 1/2 shall be rounded to the next lower whole number. The total number of Litigation Trust Interests to be recorded on account of Allowed Class 3 Claims and Allowed Class 4 Claims will be adjusted as necessary to account for the rounding provided for herein. No consideration will be provided in lieu of fractional units that are rounded down.

ARTICLE IV

FUNDING OF THE LITIGATION

Section 4.1                                    Litigation Trust Loan.  On or after the Effective Date, Paragon International Finance Company (the “Paragon Loan Party”) shall provide an interest-free delayed draw term loan up to the Term Loan Commitment (the “Litigation Trust Loan”) to fund the Litigation Trust Expenses on the terms set forth in this Section 4.1.  The Litigation Trust Loan shall not be funded by Paragon Offshore Limited or any other Paragon Entity or any other Debtor.

(a)                                 Commitment.  On and subject to the terms and conditions hereof, the Paragon Loan Party agrees to make available the Litigation Trust Loan to the Litigation Trust in the form of one or more loans of at least $250,000.00 per loan made to the Litigation Trust (each such loan, a “Term Loan”) from time to time, on or after the Effective Date, on no more than one occasion per a month, in an aggregate amount not to exceed the Term Loan Commitment.  Amounts of any Term Loan that are repaid or prepaid by the Litigation Trust, in whole or in part, may not be reborrowed.  The Paragon Loan Party’s obligation to fund the Litigation Trust Loan shall terminate upon the receipt by the Litigation Trust of proceeds of the Trust Assets in the aggregate amount of the Term Loan Commitment.

(b)                                 Loan Accounting.  The Paragon Loan Party shall record in its records the date and amount of each Term Loan and any repayment of it and shall share such information with the Litigation Trust Management upon request.  The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of such Term Loan owing and unpaid.  The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Loan Obligations of Litigation Trust hereunder to repay the principal amount of the Litigation Trust Loan, including any Term Loan, hereunder.

(c)                                  Non-Interest Bearing Obligations.  The Loan Obligations shall be non-interest bearing.

(d)                                 Maturity Date.  Subject to the earlier repayment of the Litigation Trust Loan pursuant to Section 6.6, the Litigation Trust Loan, including each Term Loan, and all Loan Obligations arising thereunder, and all amounts paid by the Debtors to Jones Day in connection with the Chapter 11 Cases shall be repaid in full on the earlier of (i) the Litigation Trust Termination Date and (ii) such date as any distribution is made by the Litigation Trust to any holder of Class A Litigation Interests and, subject to Section 4.1(a), all outstanding Term Loans and such amounts paid by the Debtors to Jones Day in connection with the Chapter 11 Cases shall be repaid in full on such date and the commitments by the Paragon Loan Party thereunder shall be cancelled with immediate effect on such date.

(e)                                  Voluntary Prepayment.  The Litigation Trust Management may from time to time, on at least one Business Day’s written notice to the Paragon Loan Party not later than 1:00 p.m. New York time on such day, prepay the Litigation Trust Loan, including any Term Loan, in whole or in part, with the consent of the Litigation Trust Committee, acting by majority.  Such notice to the Paragon Loan Party shall specify the date and amount of prepayment.

(f)                                   Conditions Precedent.  The obligation of the Paragon Loan Party to make any Term Loan is subject to the following conditions:

(i)                                     Delivery by the Litigation Trust Management of a written borrowing request at least 10 Business Days prior to the requested funding date.

(ii)                                  The Litigation Trust is in compliance with the covenants set forth in Section 4.1(g) hereof.

(g)                                  Covenants.  Until the principal of the Litigation Trust Loan, including each Term Loan, shall have been paid in full, the Litigation Trust agrees that it will:

(i)                                     Use of Proceeds. Use the proceeds of the Term Loans solely to pay Litigation Trust Expenses.

(ii)                                  Debt.  Not create, incur, assume or suffer to exist any indebtedness (excluding Litigation Trust Expenses) except (a) the Loan Obligations and (b) any Additional Litigation Funding Loans.

(iii)                               Liens.  Not create or permit to exist any Lien on any of its properties or assets (whether now owned or hereafter acquired), except Permitted Liens.

(iv)                              Mergers; Consolidations.  Not be a party to any merger or consolidation.

(v)                                 Subsidiaries.  Not establish or acquire a Subsidiary.

(h)                                 Non-Recourse Obligations.  The Loan Obligations shall be non-recourse except to the proceeds of the Litigation Trust Assets as provided herein.  For the avoidance of doubt, none of the Litigation Trust Management, the Litigation Trust Committee, the Litigation Trust Beneficiaries, nor the members thereof, nor any of their professionals shall be personally liable for the payment of the Loan Obligations, and no Person shall look to the Litigation Trust Management or other Indemnified Parties personally for the payment of the Loan Obligations.

Section 4.2                                    Supplemental Funding.  The Litigation Trust Management may supplement the funding of the Litigation Trust Expenses provided by the Litigation Trust Loan, including, through (i) settlement payments and the collection of judgments, (ii) Additional Litigation Funding Loans, and (iii) by retaining contingent fee counsel.  All holders of the Class A Litigation Trust Interests who are “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act) shall have the right to participate in the funding of all Additional Litigation Funding Loans based on their pro rata share of Class A Litigation Interests held by all “accredited investors” (as defined above).  To the extent that any holders of Class A Litigation Trust Interests decline to participate, the Litigation Trust Management shall have discretion to obtain Additional Litigation Funding first from the participating holders of Class A Litigation Trust Interests, regardless of their pro rata shares, and then from any other party or entity.  The Litigation Trust may only incur Additional Litigation Funding Loans of up to $15 million with the consent of a majority of the members of the Litigation Trust Committee, or amounts in excess of $15 million with the unanimous consent of the members of the Litigation Trust Committee.

Section 4.3                                    Litigation Trust Expenses.  “Litigation Trust Expenses” shall mean all reasonable and documented costs, expenses, and obligations incurred in connection with administering the Litigation Trust and liquidating, monetizing, and distributing the Trust Assets in accordance with the provisions of the Plan, the Confirmation Order, and this Agreement, including the following:  (a) all claims, fees, expenses, charges, liabilities, and obligations of the Litigation Trust as contemplated by this Agreement and as required by law; (b) compensation to, and reimbursement of expenses incurred (or to be incurred) by, the Litigation Trust Management, and all professionals retained by the Litigation Trust in connection with the performance of the duties of such parties under this Agreement, including, without limitation, the reasonable fees, disbursements, advances and related expenses of the Litigation Trust Management’s agents, advisors, professionals, consultants, and experts; (c) all claims, fees, expenses, charges, liabilities, and obligations of the Litigation Trust as set forth in this Agreement for the benefit of an Indemnified Party; and (d) the reasonable and documented out-of-pocket expenses of the Litigation Trust Committee, as provided in Section 9.1(c) hereof.  None of the Litigation Trust Management, the Litigation Trust Committee, nor the members thereof shall be personally liable for the payment of any Litigation Trust Expense or claim or other liability of the Litigation Trust, and no Person shall look to the Litigation Trust

Management or other Indemnified Parties personally for the payment of any such expense or liability.

Section 4.4                                    Compensation and Reimbursement.

(a)                                 The initial Litigation Trust Management shall be entitled to payment and reimbursement pursuant to the terms agreed to with the Litigation Trust Committee.

(b)                                 On and after the Effective Date, the reasonable and documented fees and expenses of any professionals retained by the Litigation Trust Management in connection with the prosecution of the Noble Claims shall be (i) deemed a Litigation Trust Expense, and (ii) paid by the Litigation Trust in accordance with any applicable retention agreements without any requirement of approval by the Bankruptcy Court of the retention, fees, or expenses payable to such professionals.

Section 4.5                                    Documentation. Upon request by the Paragon Loan Party, the Litigation Trust will promptly make available to such Paragon Loan Party a Promissory Note (a “Note”), a form of which shall be mutually agreed to by the Paragon Loan Party and the Litigation Trust Management.  The Note(s) shall be binding upon the Litigation Trust and its legal successors and assigns and shall inure to the benefit of, and may be enforced by, the Paragon Loan Party, its legal successors and assigns and any assignee of such Note(s).  Notice of any such assignment prior to presentment is hereby waived.

ARTICLE V

TAX AND SECURITIES MATTERS

Section 5.1                                    Tax Treatment.  The Litigation Trust is established for the sole purpose of liquidating, monetizing, and distributing the Trust Assets, in accordance with Treasury Regulation section 301.7701-4(d) and the Revenue Procedure, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Litigation Trust.  The Litigation Trust is intended to qualify as a liquidating trust for U.S. federal income tax purposes.  The Debtors, the Litigation Trust Management, and all holders of Litigation Trust Interests must treat the transfer to the Litigation Trust of the portion of the Trust Assets attributable to such Litigation Trust Beneficiaries as a transfer of such assets directly to such Litigation Trust Beneficiaries followed by a contribution of the Trust Assets to the Litigation Trust.  Consistent therewith, the Debtors, the Litigation Trust Management, and all holders of Litigation Trust Interests must treat the Litigation Trust as a grantor trust of which the Litigation Trust Beneficiaries are the deemed owners and grantors and must treat the taxable earnings of the Litigation Trust (under U.S. federal income tax principles) as subject to current taxation as though taxable income of such holders of Litigation Trust Interests as described in the Revenue Procedure.  The Litigation Trust Management shall file U.S. federal income tax returns for the Litigation Trust as a grantor trust pursuant to section 1.671-4(a) of the of the Treasury

Regulations.  The Litigation Trust Management shall make a good-faith valuation of the Trust Assets as soon as possible after the Effective Date, and the Litigation Trust Beneficiaries and the Litigation Trust Management shall consistently use this valuation for all U.S. federal income tax purposes, including for determining gain, loss, or tax basis.  The Litigation Trust Management shall make this valuation available, from time to time, as relevant for tax reporting purposes.  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trust Management of a private letter ruling if the Litigation Trust Management so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trust Management), the Litigation Trust Management shall, unless otherwise required by a Final Determination, (a) treat the funds and other property held by the Litigation Trust Management as held in a single grantor trust for federal income tax purposes in accordance with the trust provisions of the Tax Code (sections 671 et seq.), and (b) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  The Litigation Trust Management shall obtain from the IRS an employer identification number for the Litigation Trust.

Section 5.2                                    Tax Identification Numbers.  The Litigation Trust Management may require any Litigation Trust Beneficiary to furnish to the Litigation Trust Management necessary information for tax and reporting purposes, including such Litigation Trust Beneficiary’s employer or taxpayer identification number as assigned by the IRS or the Social Security Administration, as the case may be, and the Litigation Trust Management may condition any distribution to any Litigation Trust Beneficiary upon the receipt of such information.

Section 5.3                                    Withholding Taxes.  Any federal, state, or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder.  All Litigation Trust Beneficiaries shall be required to provide any information necessary to effect the withholding of such taxes.

ARTICLE VI

POWERS OF AND LIMITATIONS ON THE LITIGATION TRUST MANAGEMENT

Section 6.1                                    Powers of the Litigation Trust Management.  In connection with the administration of the Litigation Trust, the Litigation Trust Management is authorized to perform any and all acts necessary and desirable to accomplish the purposes of the Litigation Trust, subject to obtaining any approvals specifically required by the terms of this Agreement, including, without limitation, any approvals of the Litigation Trust Committee provided for in Section 6.3 hereof.  The Litigation Trust Management will act for the Litigation Trust, the Debtors, and the Estates, subject to the provisions of the Plan, the Confirmation Order, and this Agreement.  On the Effective Date, the Litigation Trust Management shall succeed to all rights of the Debtors and the Estates with respect to the Trust Assets necessary to protect, conserve, and liquidate all the Trust

Assets.  Without limiting, but subject to, the foregoing, the Litigation Trust Management shall be expressly authorized to:

(a)                                 prosecute, collect, compromise, settle, or abandon any Noble Claims without further approval of or application to the Bankruptcy Court (except to the extent required by this Agreement, the Plan, or the Confirmation Order);

(b)                                 appear and have standing in the Bankruptcy Court (or any other court having jurisdiction over the Trust Assets) to be heard with regard to the Noble Claims and other matters that may affect or relate to the Trust Assets;

(c)                                  act on behalf of the Debtors, the Estates, or the Litigation Trust in prosecuting, compromising, settling, or defending any Noble Claims or rights (whether legal or equitable) pertaining to the Trust Assets or the Litigation Trust that exist as of the Effective Date or could arise at any time thereafter, whether under the Bankruptcy Code or other applicable law, including in all adversary proceedings and contested matters then pending (whether or not originally asserted in the name of the Debtors, the Estates, or the Litigation Trust, or any other authorized Estate representative, such as the Creditors’ Committee), or that can be commenced in the Bankruptcy Court and in all actions and proceedings that may be pending (whether or not originally asserted in the name of the Debtors, the Estates, or the Litigation Trust, or any other authorized Estate representative, such as the Creditors’ Committee), or that can be commenced elsewhere, but for the avoidance of doubt, the Litigation Trust Management shall have no power or authority to create any obligations or liabilities of the Debtors or Reorganized Debtors, as applicable, in respect of the prosecution, compromise, settlement, or defense of such Noble Claims;

(d)                                 receive, manage, supervise, and protect the Trust Assets, including complying with obligations incurred in connection therewith;

(e)                                  open and maintain bank accounts on behalf of, and in the name of, the Litigation Trust, and take all actions with respect to such bank accounts for the purposes of administering the Litigation Trust, including (but not limited to) drawing checks and drafts thereon on the sole signature of any member of the Litigation Trust Management, and terminating such accounts as the Litigation Trust Management deems appropriate;

(f)                                   liquidate and monetize the Trust Assets;

(g)                                  execute any documents and substantive court filings, and take any other actions related to, or in connection with, the liquidation of the Trust Assets and the exercise of the Litigation Trust Management’s powers granted by the Plan and this Agreement, including, but not limited to, the exercise of the Debtors’ or the Creditors’ Committee’s rights to conduct discovery and oral examination of any Person under Rule 2004 of the Federal Rules of Bankruptcy Procedure;

(h)                                 solely in its capacity as the Litigation Trust Management, hold legal title to any and all rights of the Litigation Trust Beneficiaries in or arising from the Trust Assets;

(i)                                     protect and enforce the rights to the Trust Assets vested in the Litigation Trust by this Agreement by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium, or similar law and general principles of equity;

(j)                                    make distributions to the Litigation Trust Beneficiaries on account of their Litigation Trust Interests or such other distributions as may be authorized by order of the Bankruptcy Court, this Agreement, or the Plan;

(k)                                 file, if necessary, any and all tax returns with respect to the Litigation Trust, pay taxes, if any, properly payable by the Litigation Trust, and make distributions net of such taxes;

(l)                                     oversee compliance with the Litigation Trust’s accounting, finance, and reporting obligations;

(m)                             make any and all necessary filings in accordance with any applicable law, statute, or regulation;

(n)                                 determine and satisfy any and all uncontested liabilities created, incurred, or assumed by the Litigation Trust;

(o)                                 pay any and all expenses and make all other payments in connection with the Litigation Trust without further order of the Bankruptcy Court;

(p)                                 pay, without application to the Bankruptcy Court or any other court of competent jurisdiction, professionals retained by the Litigation Trust;

(q)                                 maintain moneys received by the Litigation Trust or otherwise held by the Litigation Trust in accordance with Section 6.4;

(r)                                    in the event that the Litigation Trust Management determines that the Litigation Trust Beneficiaries or the Litigation Trust may, will, or have become subject to adverse tax consequences, take such actions that will, or are reasonably intended to, alleviate such adverse tax consequences;

(s)                                   execute and deliver all documents and take all actions that are not inconsistent with the provisions of the Plan, the Confirmation Order, and this Agreement that the Litigation Trust Management reasonably deems necessary to consummate the Plan or desirable to further the purposes of the Litigation Trust;

(t)                                    use, sell at public or private sale, assign, transfer, abandon or otherwise dispose of the Trust Assets or convert the same to Cash without Bankruptcy Court approval, but consistent with the provisions herein; and

(u)                                 exercise any and all other powers granted to the Litigation Trust Management under the Plan or Confirmation Order.

Section 6.2                                    Limitations on Litigation Trust Management.  The Litigation Trust Management shall not at any time, on behalf of the Litigation Trust or the Litigation Trust Beneficiaries, (i) enter into or engage in any trade or business, (ii) take any actions that are not related, directly or indirectly, to the purposes of this Agreement and the Litigation Trust or the administration or implementation of the terms hereof, or that would cause the Litigation Trust to be treated as other than a “liquidating trust” within the meaning of section 301.7701-4(d) of the Treasury Regulations for federal income tax purposes, or (iii) other than as reasonably necessary to maintain the value of the Trust Assets and to further the liquidating purpose of the Litigation Trust, invest or cause to be invested any Trust Assets in assets other than “demand and time deposits” within the meaning of the Revenue Procedure.

Section 6.3                                    Actions Requiring Consent of Litigation Trust Committee.

(a)                                 The Litigation Trust Management shall not undertake any of the following actions, or the actions described in Sections 3.7, 6.10, and 6.12 herein, except with the approval or consent of a majority of the members of the Litigation Trust Committee:

(i)                                     the resolution or settlement of any Noble Claims;

(ii)                                  submitting a borrowing request under the Litigation Trust Loan;

(iii)                               retain professionals, if any, including, without limitation, counsel, accountants, investment advisors, auditors, and other agents on behalf of the Litigation Trust necessary or desirable to carry out the obligations of the Litigation Trust Management hereunder.  A professional shall not be disqualified from serving as counsel to the Litigation Trust Management solely because of that professional’s prior retention by the Debtors, Creditors’ Committee, or a member of the Creditors’ Committee;

(iv)                              the timing of distributions to the Litigation Trust Beneficiaries, other than as expressly provided in this Agreement;

(v)                                 any action that would have a material effect on the treatment of the Litigation Trust or distributions to the Litigation Trust Beneficiaries, for federal tax purposes;

(vi)                              any material change to the contents of the reports required to be prepared by the Litigation Trust Management;

(vii)                           assign, in any fashion, in respect of Additional Litigation Funding Loans and/or Litigation Trust Expenses, an allocation of the net proceeds of the Noble Claims between any other individual or entity and the Litigation Trust.

(viii)                        the dissolution of the Litigation Trust, except as provided in this Agreement;

(ix)                              the removal or replacement of the Litigation Trust Management;

(x)                                 any change to this Agreement;

(xi)                              any change to the fee structures of the Litigation Trust’s professionals, including the introduction of a contingency fee;

(xii)                           the authorization of disbursements to professionals in excess of any stated budget received by the Litigation Trust Committee;

(xiii)                        any material change to litigation strategy;

(xiv)                       subject to the requirements in Section 4.2 hereof, the incurrence of Additional Litigation Funding Loans;

(xv)                          prepayment, in whole or in part, of the Litigation Trust Loan, and/or any Additional Litigation Funding Loans;

(xvi)                       any other action for which any of the Plan Documents require the consent of the Litigation Trust Committee and which does not specify the manner of such consent; and

(xvii)                    any other action as determined by majority consent of the members of the Litigation Trust Committee as requiring majority consent thereof.

Section 6.4                                    Maintenance of Litigation Trust Monies.  The Litigation Trust Management shall maintain any funds held by the Litigation Trust Management pending the distribution of such funds pursuant to this Agreement in an account maintained by a federally chartered financial institution.  The Litigation Trust Management shall not commingle any of the Trust Assets with its own property or the property of any other Person.

Section 6.5                                    Non-Cash Trust Assets.  To the extent Trust Assets consist of property other than Cash and Noble Claims, the Litigation Trust Management shall, as quickly as possible, reduce such Trust Assets to Cash.  The Litigation Trust Management shall determine the preferred timing of reducing such Trust Assets to Cash.

Section 6.6                                    Application of Trust Assets.  The Litigation Trust Management shall apply all Trust Assets as follows:

First:  to pay, in full, all Litigation Trust Expenses;

Second: to pay, in full, the Additional Litigation Funding Loans;

Third: to pay, in full, the Litigation Trust Loan (including each Term Loan) and the Loan Obligations arising thereunder and any amount paid by the Debtors to Jones Day in connection with the Chapter 11 Cases;

Fourth: to pay Litigation Trust Beneficiaries on account of Class A Litigation Trust Interests their Pro Rata share of the Class A Distribution;

Fifth: to pay Litigation Trust Beneficiaries on account of Class B Litigation Trust Interests their Pro Rata share of the Class B Distribution.

Section 6.7                                    Distributions.  The Litigation Trust shall, to the extent required to not adversely affect the status of the Litigation Trust as a liquidating trust within the meaning of section 301.7701-4(d) of the Treasury Regulations for federal income tax purposes, distribute at least annually to the Litigation Trust Beneficiaries its net income plus all net proceeds from the sale of Trust Assets, except that (i) the Litigation Trust may retain an amount of net proceeds or net income reasonably necessary to maintain the value of the Trust Assets or to meet claims and contingent liabilities, including without limitation establishing reserves to pay the Litigation Trust Loan, Additional Litigation Funding Loans, if any, and anticipated Litigation Trust Expenses; and (ii) the Litigation Trust Management shall exercise its business judgment in determining whether sufficient proceeds are available for distribution to incur the costs of a distribution. Upon the settlement, conclusion of litigation, or collection of proceeds of the Noble Claims, the Litigation Trust shall make a final distribution to Litigation Trust Beneficiaries on account of their Litigation Trust Interests in accordance with the terms of the Plan and this Agreement.  Prior to making any distributions to the Litigation Trust Beneficiaries, the Litigation Trust Management may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Trust Assets during the liquidation, (ii) to pay reasonable expenses (including, but not limited to, any taxes imposed on the Litigation Trust or in respect of the Trust Assets), and (iii) to satisfy other liabilities incurred by the Litigation Trust in accordance with the Plan and this Agreement.

Section 6.8                                    Books and Records.  The Litigation Trust Management shall maintain, in respect of the Litigation Trust and the Litigation Trust Beneficiaries, books and records relating to the assets and the income of the Litigation Trust and the payment of expenses of the Litigation Trust, in accordance with, and for the purposes of complying with, the provisions of Article VI hereof.  Any books and records determined by the Litigation Trust Management, in the Litigation Trust Management’s sole discretion, not to be reasonably necessary for administering the Litigation Trust or for the Litigation Trust Management’s compliance with this Agreement may, to the extent not prohibited by applicable law, be abandoned or destroyed.

Section 6.9                                    Cash Payments.  All payments required to be made by the Litigation Trust Management under the Plan and this Agreement shall be made in Cash and may be made by either check or wire transfer, at the sole discretion of the Litigation Trust Management, and, if in check form, drawn on a domestic bank selected by the Litigation Trust Management.

Section 6.10                             Settlement of Noble Claims.  The Litigation Trust Management shall be authorized to settle any of the Noble Claims upon approval by a majority of the members of the Litigation Trust Committee without approval of the Bankruptcy Court.

Section 6.11                             Preservation of Privileges and Defenses.  The actions taken by the Creditors’ Committee, the Debtors, the Reorganized Debtors, and the Transferred Subsidiaries in connection with the Plan and the Trust Assets shall not be (or deemed to be) a waiver of any privilege of any of the Creditors’ Committee, the Debtors, the Reorganized Debtors, and the Transferred Subsidiaries, as applicable, including any attaching to any document or communications (whether written or oral) transferred pursuant the Plan, the Confirmation Order, or this Agreement.  Notwithstanding any Debtor, Reorganized Debtor, or Transferred Subsidiary, or the Creditors’ Committee, or any party-in-interest in any of the Noble Claims providing any privileged information to the Litigation Trust, the Litigation Trust Management, or the Litigation Trust Committee, including any member thereof, such privileged information shall be without waiver in recognition of the joint and/or successor interest in prosecuting the Noble Claims and shall remain privileged.

Section 6.12                             Minimum distributions.  The Litigation Trust Management shall not be obligated to make any payment of Cash of less than $100.00 to any Litigation Trust Beneficiary.  Notwithstanding anything contained in this Agreement to the contrary, but subject to the annual distribution requirements of Section 6.7 hereof, if, on any distribution date  there remains $10,000 or less available for distribution to the Litigation Trust Beneficiaries, such amount shall be carried forward for distribution to the next distribution Date; provided, if the amount of any final distribution to any holder of Litigation Trust Interests would be less than $100.00, then no further distribution shall be made by the Litigation Trust Management and any surplus Cash remaining in the Litigation Trust shall be donated and distributed to an organization, selected by the Litigation Trust Management, described in section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Litigation Trust Management, and any member of the Litigation Trust Committee.

Section 6.13                             Fractional Cents.  Any other provision of this Agreement to the contrary notwithstanding, no payment of fractions of cents will be made.  Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.

Section 6.14                             Reporting.  The Litigation Trust Management shall provide, through a website maintained by the Litigation Trust Management, or by email or mail to the Litigation Trust Beneficiaries, a semi-annual report to all holders of Litigation Trust Interests, which report shall include the amount of indebtedness incurred by the Litigation Trust, the cash balance, a summary of prior distributions to holders of Litigation Trust Interests, the current outstanding balance of Litigation Expenses and an estimate of Litigation Trust Expenses for the following six-month period, an accounting of any claims brought against any Indemnified Party, and a brief summary of the status of the claims and material events since the previous report.  The first such report shall be distributed within six (6) months of the Effective Date.  Within 90 days after the end of each fiscal year, the Litigation Trust Management shall furnish to all holders of Litigation Trust Interests such information, including the statements required by Treasury Regulations section 1.671-4, regarding the amount of such holder’s share in the Litigation Trust’s items of income, gain, deduction, loss, and credit for such year, in sufficient detail to enable such holder to prepare its U.S. federal, state, and other tax returns.

ARTICLE VII

THIRD PARTY RIGHTS AND LIMITATIONS OF LIABILITY

Section 7.1                                    Parties Dealing with the Litigation Trust Management.  In the absence of actual knowledge to the contrary, any Person dealing with the Litigation Trust or the Litigation Trust Management shall be entitled to rely on the authority of the Litigation Trust Management or any of the Litigation Trust Management’s agents to act in connection with the Trust Assets.  There is no obligation of any Person dealing with the Litigation Trust Management to inquire into the validity or expediency or propriety of any transaction by the Litigation Trust Management or any agent of the Litigation Trust Management.

Section 7.2                                    Limitation of Liability.  In exercising the rights granted herein, the Litigation Trust Management shall exercise the Litigation Trust Management’s best judgment, to the end that the affairs of the Litigation Trust shall be properly managed and the interests of all of the Litigation Trust Beneficiaries safeguarded.  However, notwithstanding anything herein to the contrary, neither the Litigation Trust Management nor the Litigation Trust Committee, nor their respective firms, companies, affiliates, partners, officers, directors, members, employees, disbursing agents, or duly designated agents or representatives, nor any of such Person’s successors and assigns, shall incur any responsibility or liability by reason of any error of law or fact or of any matter or thing done or suffered or omitted to be done under or in connection with this Agreement or the Plan, whether sounding in tort, contract, or otherwise, except for fraud, gross negligence, intentional misconduct or willful misconduct that is found by a final judgment (not subject to further appeal or review) of a court of competent jurisdiction to be the direct and primary cause of loss, liability, damage, or expense suffered by the Trust.  In no event shall the

Litigation Trust Management, the Litigation Trust Committee, or any member thereof be liable for indirect, punitive, special, incidental, or consequential damage or loss (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood of such loss or damages and regardless of the form of action.  Without limiting the foregoing, the Litigation Trust Committee and the Litigation Trust Management shall be entitled to the benefits of the limitation of liability and exculpation provisions set forth in the Plan and Confirmation Order, to the extent applicable.

Section 7.3                                    No Liability for Acts of Other Persons.  None of the Persons identified in the immediately preceding Section 7.2 shall be liable for the act or omission of any other Person identified in that section.

Section 7.4                                    No Liability for Acts of Predecessors.  No successor Litigation Trust Management shall be in any way responsible for the acts or omissions of any Litigation Trust Management in office prior to the date on which such successor becomes the Litigation Trust Management, unless a successor Litigation Trust Management expressly assumes such responsibility.

Section 7.5                                    No Liability for Good Faith Error of Judgment.  The Litigation Trust Management and the Litigation Trust Committee shall not be liable for any error of judgment made in good faith, unless it shall be finally determined by a final judgment of a court of competent jurisdiction (not subject to further appeal or review) that the Litigation Trust Management or the Litigation Trust Committee, as applicable, was grossly negligent in ascertaining the pertinent facts.

Section 7.6                                    Reliance by Litigation Trust Management on Documents and Advice of Counsel or Other Persons.  Except as otherwise provided herein, the Litigation Trust Management, the Litigation Trust Committee, and the members thereof may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document believed by the Litigation Trust Management, the Litigation Trust Committee, or the members thereof (as applicable) to be genuine and to have been signed or presented by the proper party or parties.  The Litigation Trust Management also may engage and consult with its legal counsel and other agents and advisors, and neither the Litigation Trust Management, the Litigation Trust Committee, nor the members thereof shall be liable for any action taken, omitted, or suffered in reliance upon the advice of such counsel, agents, or advisors regardless of whether such advice or opinions are provided in writing.

Section 7.7                                    No Liability for Acts Approved by Bankruptcy Court.  The Litigation Trust Management shall have the right at any time to seek instructions from the Bankruptcy Court concerning the administration or disposition of the Trust Assets and the Noble Claims required to be administered by the Litigation Trust.  The Litigation Trust Management and the Litigation Trust Committee shall not be liable for any act that has been approved by the Bankruptcy Court, and all such actions shall be deemed not to constitute fraud, gross negligence, intentional misconduct or willful misconduct.

Section 7.8                                    No Personal Obligation for Trust Liabilities.  Persons dealing with the Litigation Trust Management and the Litigation Trust Committee shall have recourse only to the Trust Assets to satisfy any liability incurred by the Litigation Trust Management and the Litigation Trust Committee, as applicable, to any such Person in carrying out the terms of this Agreement, and neither the Litigation Trust Management, the Litigation Trust Committee, nor the members thereof shall have any personal, individual obligation to satisfy any such liability.

Section 7.9                                    Indemnification.  The Indemnified Parties shall, to the fullest extent permitted by applicable law, be defended, held harmless, and indemnified by the Litigation Trust from time to time and receive reimbursement from and against any and all liabilities, losses, claims, costs, expenses, or damages of any kind, type or nature, whether sounding in tort, contract, or otherwise, that the Indemnified Parties may incur or to which such parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against such parties arising out of or due to their acts or omissions, or consequences of such acts or omissions, with respect to the implementation or administration of the Litigation Trust or the Plan or the discharge of their duties under the Plan or this Agreement, including, without limitation, the costs of counsel or others in investigating, preparing, defending, or settling any action or claim (whether or not litigation has been initiated against the Indemnified Party) or in enforcing this Agreement (including its indemnification provisions), except if such loss, liability, expense, or damage is finally determined by a final judgment (not subject to further appeal or review) of a court of competent jurisdiction to result directly and primarily from the fraud, gross negligence, intentional misconduct or willful misconduct of the Indemnified Party asserting this provision.  If any Indemnified Party becomes involved in any action, proceeding, or investigation in connection with any matter arising out of or in connection with the Plan, this Agreement, or the affairs of the Litigation Trust, for which an indemnification obligation could arise, such Indemnified Party shall promptly notify the Litigation Trust Management and the Litigation Trust Committee.

Section 7.10                             Exculpatory Provisions.

(a)                                 If (i) in performing the Litigation Trust Management’s and Litigation Trust Committee’s respective duties under this Agreement a party is required to decide between alternative courses of action, or (ii) the Litigation Trust Management or Litigation Trust Committee is unsure of the application of any provision of this Agreement, then such party may promptly deliver a notice to the Bankruptcy Court and to all Litigation Trust Beneficiaries pursuant to Section 10.6, requesting written instructions of the Bankruptcy Court as to the course of action deemed appropriate by the Bankruptcy Court.  The Bankruptcy Court is authorized to make any determination required pursuant to this Section.  If the Litigation Trust Management or Litigation Trust Committee does not receive such written direction or instruction within ten (10) Business Days after the applicable party has given such notice, or such shorter period of time set forth in such notice, the party giving us notice may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement as such party shall deem advisable.

(b)                                 The members of the Litigation Trust Committee and the Litigation Trust Management shall not have any obligation, responsibility or liability for:  (i) the validity, execution (except the Litigation Trust Management’s own execution), enforceability, legality, or sufficiency of this Agreement; and (ii) taking any action under this Agreement, if taking such action (x) would subject the members of the Litigation Trust Committee and/or the Litigation Trust Management to a tax in any jurisdiction where the Litigation Trust is not then subject to a tax, or (y) would require the Litigation Trust to qualify to do business in any jurisdiction where it is not then so qualified, unless the members of the Litigation Trust Committee and the Litigation Trust Management receive indemnities satisfactory to the members of the Litigation Trust Committee and the Litigation Trust Management against such tax (or equivalent liability), or any liability resulting from such qualification.

ARTICLE VIII

LITIGATION TRUST MANAGEMENT AND SUCCESSORS

Section 8.1                                    Resignation or Removal.  The Litigation Trust Management may resign and be discharged by giving at least 60 days’ prior written notice thereof to the Litigation Trust Committee.  Such resignation shall become effective on the later to occur of (i) the date specified in such written notice and (ii) the effective date of the appointment of a successor Litigation Trust Management in accordance with Section 8.3 hereof and such successor’s acceptance of such appointment.

Section 8.2                                    Removal.  After the payment of all outstanding reasonable and documented fees and expenses of the Litigation Trust Management through such date, the Litigation Trust Management may be removed, with or without cause, by the written consent of a majority of the members of the Litigation Trust Committee.  Such removal shall become effective on the later to occur of (i) the date such action is taken by the Litigation Trust Committee and (ii) the effective date of the appointment of a successor Litigation Trust Management in accordance with Section 8.3 and such successor’s acceptance of such appointment.

Section 8.3                                    Appointment of Successor.  In the event of the Litigation Trust Management’s resignation, the Litigation Trust Committee, acting by majority, shall appoint a successor.

Section 8.4                                    Acceptance of Appointment by Successor Litigation Trust Management.  The death, incapacitation, resignation, or removal of the Litigation Trust Management shall not operate to terminate the Litigation Trust created by this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement or invalidate any action theretofore taken by the Litigation Trust Management.  Any successor Litigation Trust Management appointed hereunder shall execute an instrument accepting such successor Litigation Trust Management’s appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing, and, in case of the Litigation Trust Management’s resignation or removal, to the retiring Litigation Trust Management.  Thereupon, such successor Litigation Trust Management shall, without any further act, become vested with all the liabilities, duties, powers, rights, title, discretion, and privileges of  the predecessor Litigation Trust Management in the Litigation Trust with like effect as if originally named Litigation Trust Management and shall be deemed appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to liquidate, monetize, and distribute the Trust Assets for the benefit of the Litigation Trust Beneficiaries.

ARTICLE IX

LITIGATION TRUST COMMITTEE

Section 9.1                                    Litigation Trust Committee.

(a)                                 The Litigation Trust Committee shall monitor and oversee the Litigation Trust Management, and the liquidation, distribution, and other activities required in connection with the management of the Trust Assets and the performance of the Litigation Trust Management’s obligations under the Plan and this Agreement.

(b)                                 As of the Effective Date, the initial Litigation Trust Committee shall comprise two (2) members designated by the Creditors’ Committee, Angelo, Gordon & Co., L.P. and Arosa Capital Management LP, and one (1) member designated by the Requisite Lenders, Silver Point Capital, L.P.  Each member of the Litigation Trust Committee may designate, in writing to the Litigation Trust Management, one or more designees to fulfill such member’s duties under this Agreement; provided that if such designees are not an employee or consultant of a member of the Litigation Trust Committee, the Litigation Trust Management shall have a reasonable consent right over such designees.  Any or all members of the Litigation Trust Committee may resign from the Litigation Trust Committee at any time by written notice of resignation to the Litigation Trust Committee.  A member of the Litigation Trust Committee shall be deemed to be immediately removed as a member of the Litigation Trust Committee in the event that (A) a Litigation Trust Committee member or the company for which it is a representative sells, transfers, or assigns all of that member’s rights to or interest in that member’s Litigation Trust Interests and no longer holds any Litigation Trust Interests or (B) such Litigation Trust Committee member dies, resigns, or is removed pursuant to an order of the Bankruptcy Court.  In the event that a Litigation Trust Committee member becomes unable to discharge the member’s duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated nonattendance at scheduled meetings, or for other good cause, the other members of the Litigation Trust Committee may seek a Bankruptcy Court order approving the removal of such member.  In the event of a Litigation Trust Committee member’s resignation or removal, the Litigation Trust Management shall nominate, and the remaining Litigation Trust Committee members, if any, shall approve (in their sole discretion), an additional member of the Litigation Trust Committee holding a Litigation Trust Interest.

(c)                                  The Litigation Trust Management shall provide the Litigation Trust Committee members with such reports as the members shall reasonably request from time to time.  Members of the Litigation Trust Committee shall not be entitled to receive compensation for their service, but shall be entitled to reasonable and documented out-of-pocket expenses incurred in connection with, and related to, serving on the Litigation Trust Committee from the Trust Assets.  The Litigation Trust Committee may, but shall not be required to, adopt by-laws addressing the conduct of the Litigation Trust Committee.  Without limiting any of the foregoing, in the event of a dispute or conflict with the Litigation Trust Management, the Litigation Trust Committee shall have the right to retain counsel of its choice for such purposes, and the reasonable fees of such counsel shall be paid by the Litigation Trust.  The Bankruptcy Court is authorized to decide any disputes with respect to such counsel fees through the filing of a motion on proper notice.

(d)                                 In the event there is an act required to be taken pursuant to the terms of this Agreement, the Plan, or the Confirmation Order by the Litigation Trust Committee and the Litigation Trust Committee cannot act because of a voting deadlock, the deadlock shall be broken by the vote of the Litigation Trust Management.  If the Litigation Trust Management determines not to vote, the matter is authorized to be decided by the Bankruptcy Court through the filing of a motion on proper notice.

Section 9.2                                    Governance

(a)                                 Meetings of the Litigation Trust Committee may be called by a chairperson elected by the other members or by any two members.

(b)                                 Two of the three Litigation Trust Committee members must be present to constitute a quorum to conduct Litigation Trust Committee business, provided there are at least two Litigation Trust Committee members at such time.  Except as otherwise provided in this Agreement, any action or determination taken by the Litigation Trust Committee at a duly convened meeting, including adoption of governance rules and procedures applicable to the conduct of the affairs of the Litigation Trust Committee, shall require majority consent of its members.

(c)                                  Meetings may be held in person, telephonically or electronically, and upon such notice as may be determined from time to time in accordance with the rules and procedures adopted by the Litigation Trust Committee and any member of the Litigation Trust Committee who participates by such means shall be deemed to be present for purposes of quorum under Section 9.2(b).  Members of the Litigation Trust Committee may also act by unanimous written consent in lieu of a meeting.

Section 9.3                                    Consultation with Professionals.  The Litigation Trust Committee may, in connection with the performance of the Litigation Trust Committee’s functions, and in the Litigation Trust Committee’s sole and absolute discretion, consult with counsel, accountants, and any other professionals, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such counsel, accountants, or other professionals, regardless of whether such advice or opinions are provided in writing.  Notwithstanding such authority, the Litigation Trust Committee shall be under no obligation to consult with counsel, accountants or other professionals, and the Litigation Trust Committee’s determinations to not do so shall not result in the imposition of liability on the Litigation Trust Committee or the Litigation Trust Committee’s members or designees, unless such determination is based on willful misconduct, gross negligence, or fraud.  The Litigation Trust Committee shall receive reasonable advance notice from the Litigation Trust Management or professionals or advisors thereto of any information to be received by the Litigation Trust Committee that would constitute material non-public information with respect to the Litigation Trust or Noble Corporation plc.  Each Litigation Trust Committee member may, but is not required to, designate, at any time, “private-side designee(s)” who will receive such material non-public information, fulfill such member’s duties under this Agreement with respect to such material non-public information, and, in addition to any other confidentiality requirements, not share such information with anyone else at the such Litigation Trust Committee member’s place of employment; provided that if a Litigation Trust Committee member does not designate “private-side designee(s)”, then such Litigation Trust Committee member shall receive such material non-public information and fulfill its duties under the Agreement.

Section 9.4                                    Conflicts of Interest.

(a)                                 Litigation Trust Committee members shall be required to disclose any actual and potential conflicts of interest in connection with any matter arising during the administration of the Litigation Trust.  The existence of a conflict of interest shall be determined by the affirmative vote of a majority in number of members of the Litigation Trust Committee, excluding the member(s) having the apparent conflict of interest.  Any member with a conflict of interest will be recused from participation in meetings regarding, or from voting on, such matters.

(b)                                 The Litigation Trust Management shall disclose to the Litigation Trust Committee any conflicts of interest that the Litigation Trust Management has with respect to any matter arising during administration of the Litigation Trust.  In the event that the Litigation Trust Management cannot take any action by reason of an actual or potential conflict of interest, the Litigation Trust Committee acting by majority shall (a) be authorized to take any such action(s) in the Litigation Trust Management’s place and stead, including without limitation the retention of professionals (which may include professionals retained by the Litigation Trust Management) for the purpose of taking such actions, or (b) appoint a disinterested person to take such action.

(c)                                  The Bankruptcy Court is authorized to hear and finally determine any disputes arising out of this Section.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1                             Debtors’ Further Assurances.  The Debtors and Paragon Offshore Limited, and their respective officers, directors, professionals, and agents, will, at the cost and expense of the Litigation Trust, take such actions and execute such documents as are reasonably requested by the Litigation Trust Management to implement the provisions of this Agreement including, without limitation, cooperating with the Litigation Trust Management’s reasonable requests for books, records, and both written and oral information but excluding any obligation to assist, participate, or otherwise be involved in investigating, preparing, pursuing, or defending any Noble Claim or counterclaim.

Section 10.2                             Attorney-Client Privileges.  Without compromising any other attorney-client privileges of the Debtors vis-à-vis any other Person, any and all attorney-client privileges, work product immunity, and other privileges of the Debtors related solely to the Noble Claims shall vest in the Litigation Trust and the Litigation Trust Management.  No communications between the Creditors’ Committee, any of the Debtors, any of the Debtors’ officers, directors, professionals, and agents on the one hand, and the Litigation Trust Management and the Litigation Trust Management’s professionals and agents on the other, shall be deemed to have waived the attorney-client privileges held by the Creditors’ Committee or the Debtors, as applicable.

Section 10.3                             Construction.  This Agreement and the Litigation Trust created hereby shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to choice of law principles.  The Litigation Trust Management’s interpretation of the provisions of this Agreement and the provisions of the Plan shall be deemed conclusive in the absence of a contrary interpretation of a court of competent jurisdiction.

Section 10.4                             Jurisdiction.  The parties agree that the Bankruptcy Court shall have exclusive jurisdiction to determine all controversies and disputes arising under or in connection with this Agreement.

Section 10.5                             Severability.  In the event any provision of this Agreement shall be determined by Final Order of a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 10.6                             Notices.  Any notice, consent, approval or other communication required or permitted to be given in accordance with this Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally or by facsimile or mailed by first class mail to the following address (it being understood that any party may change its address by similar written notice to the other party):

(i)                                     if to the Litigation Trust Management:

Alan Carr
Drivetrain Advisors
630 Third Avenue, 21st Floor
New York, NY 10017

With a copy to:

James Johnston
Jones Day
555 South Flower St, 15th Floor
Los Angeles, CA 90071

(ii)                                  if to any Litigation Trust Beneficiary, to the address or facsimile number of such Litigation Trust Beneficiary as reflected in the Register.

Section 10.7                             Entire Agreement.  This Agreement (including the recitals hereof and, to the extent applicable, the Plan, and the Confirmation Order) constitutes the entire agreement by and among the parties with respect to the subject matter hereof, and there are no representations, warranties, covenants, or obligations except as set forth herein, in the Plan, and in the Confirmation Order.  This Agreement (together with the Plan and the Confirmation Order) supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, written or oral, if any, of the parties hereto relating to any transaction contemplated hereunder.  Except as otherwise specifically provided herein, nothing in this Agreement is intended or shall be construed to confer upon or to give any Person other than the parties hereto and the Litigation Trust Beneficiaries any rights or remedies under or by reason of this Agreement.  This Agreement shall be binding on the parties hereto and their successors.

Section 10.8                             Relationship Created.  Nothing contained herein shall be construed to constitute any relationship created by this Agreement as an association, partnership, or joint venture of any kind.

Section 10.9                             Effective Date.  This Agreement shall become effective as of the Effective Date.

Section 10.10                      Amendment.  This Agreement may from time to time be amended, supplemented, or modified by the Litigation Trust Management with the approval of (a) a majority of the Litigation Trust Committee, (b) Paragon Offshore Limited, and (c) the Bankruptcy Court, provided that each of the Debtors or Reorganized Debtors, as applicable, has been provided with reasonable notice of any proposed amendment to their rights or obligations under this Agreement, together with copies of any Bankruptcy Court correspondence, filings or applications in relation to any such amendment.

Section 10.11                      Headings.  The headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.12                      Counterparts.  This Agreement may be executed in facsimile and in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.13                      No Bond.  The Litigation Trust Management shall serve without a bond.

Section 10.14                      Relationship to the Plan.  The principal purpose of this Agreement is to aid in the implementation of the Plan and therefore this Agreement incorporates the provisions of the Plan.  To that end, the Litigation Trust Management shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, and to seek any orders from the Bankruptcy Court in furtherance of the implementation of the Plan and this Agreement.  If any provisions of this Agreement are found to be inconsistent with provisions of the Plan, the provisions of the Plan shall control.

Section 10.15                      Confidentiality.  For the duration of its engagement and thereafter, the Litigation Trust Management shall hold strictly confidential and not use for personal gain, any material, non-public information of or pertaining to any entity to which any of the Trust Assets relates or of which such Litigation Trust Management has become aware in that Litigation Trust Management’s capacity as Litigation Trust Management, except as otherwise required by law.

Section 10.16                      Administrators.  Each of the joint administrators of Paragon Offshore Plc (in administration) (“Paragon Parent”) (together with any person who from time to time is appointed as an administrator in substitution for any administrator in substitution or any administrator or as an additional administrator, the “Administrators”) has entered into this Agreement acting as agents for and on behalf of Paragon Parent and neither of the Administrators, nor any subsequent liquidator, nor any of their firm, members, partners, directors, officers, employees, advisers, representatives or agents shall incur any personal liability whatever in respect of any of the obligations undertaken by Paragon Parent or in respect of any failure on the part of Paragon Parent to observe, perform or comply with any such obligations; or under or in relation to any associated arrangements or negotiations; or under any document or assurance made pursuant to this Agreement. The exclusion of liability set out in this Clause 10.16 shall arise and continue notwithstanding the termination of the agency of the Administrators and shall operate as a waiver of any and all claims (including, but not limited to, claims in tort, equity and common law as well as under the laws of contract). The Administrators are party to this Agreement in their personal capacities only for the purposes of receiving the benefit of all releases, limitations, exclusions, undertakings and covenants in their favour and in favour of Paragon Parent contained in this Agreement, from which the Administrators will continue to benefit notwithstanding the termination of the agency of the Administrators or their discharge from office of Administrators of Paragon Parent.

Each of the Administrators’ firm, its members, partners, directors, officers, employees, agents, advisers, and representatives shall be entitled to rely on, enforce, and enjoy the benefit of this Clause 10.16 as if they were a party to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date first above written.

PARAGON INTERNATIONAL FINANCE COMPANY

By:	/s/ Oliver L. Berschart
Name: Oliver L. Betschart
Title: Director

PARAGON OFFSHORE PLC (in administration)

/s/ David Soden

SIGNED for and on behalf of PARAGON OFFSHORE PLC (in administration) (in its capacity as a Debtor and a Reorganized Debtor) acting by David Soden, one of the administrators, acting as its agent and without personal liability.

ADMINISTRATORS

By:	/s/ David Soden

SIGNED by David Soden in his capacity as one of the Administrators on behalf of each of them (without personal liability and solely for the benefit of the provisions in this Agreement in their favour).

LITIGATION TRUST COMMITTEE, IN ITS CAPACITY AS SUCH
Arosa Capital Management LP

By:	/s/ Jonathan Feiler
Name: Jonathan Feiler
Title: General Counsel

By:	/s/ D. Forest Wolfe
Name: D. Forest Wolfe
Title: Authorized Signatory

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto, Silver Point Capital L.P.
Title: Authorized Signatory

[Signature Page to Litigation Trust Agreement]

PARAGON OFFSHORE LIMITED

By:	/s/ Dean Edward Taylor
Name: Dean Edward Taylor
Title: Director

LITIGATION TRUST MANAGEMENT, IN ITS CAPACITY AS SUCH
Drivetrain, LLC

By:	/s/ Alan J. Carr
Name: Alan J. Carr
Title: Managing Member

PARAGON OFFSHORE FINANCE COMPANY; PARAGON INTERNATIONAL FINANCE COMPANY; PARAGON OFFSHORE HOLDINGS US INC.; PARAGON OFFSHORE DRILLING LLC; PARAGON FDR HOLDINGS LTD.; PARAGON DUCHESS LTD.; PARAGON OFFSHORE (LUXEMBOURG) S.À R.L.; PGN OFFSHORE DRILLING (MALAYSIA) SDN. BHD.; PARAGON OFFSHORE (LABUAN) PTE. LTD.; PARAGON HOLDING SCS 2 LTD.; PARAGON ASSET COMPANY LTD.; PARAGON HOLDING SCS 1 LTD.; PARAGON OFFSHORE LEASING (LUXEMBOURG) S.À R.L.; PARAGON DRILLING SERVICES 7 LLC; PARAGON OFFSHORE LEASING (SWITZERLAND) GMBH; PARAGON OFFSHORE DO BRASIL LTDA.; PARAGON ASSET (ME) LTD.; PARAGON ASSET (UK) LTD.; PARAGON OFFSHORE INTERNATIONAL LTD.; PARAGON OFFSHORE (NORTH SEA) LTD.; PARAGON (MIDDLE EAST) LIMITED; PARAGON HOLDING NCS 2 S.À R.L.; PARAGON LEONARD JONES LLC; PARAGON OFFSHORE (NEDERLAND) B.V.; AND PARAGON OFFSHORE CONTRACTING GMBH (in their capacities as Debtors and Reorganized Debtors)

By:	/s/ Lee M. Ahlstrom
Name: Lee M. Ahlstrom
Title: SVP and Interim CFO

[Signature Page to Litigation Trust Agreement]

Exhibit A

Transfer Notice

Pursuant to the terms of the Litigation Trust Agreement, including, but not limited to Section 3.8, the undersigned (the “Transferee” ) desires to acquire the Litigation Trust Interests listed below.  The Transferee must complete this notice and return it along with a completed Internal Revenue Service Form W-9 or Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or other applicable Form W-8) to the Litigation Trust Management.

Firm Name
Contact Name
Address 1
Address 2
City
State/Province
Country
Zip/Postal Code
Phone
Fax
Email
Date
Tax Identification Number Check if non-US (no TIN) ☐

Class A Litigation Trust Interests

Class B Litigation Trust Interests